 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated License Agreement with LiPlasome and Chosa

On March 28, 2022, Allarity Therapeutics Europe ApS (“Allarity Europe”), a wholly-owned subsidiary of Allarity Therapeutics, Inc. (“us,” “we,” “our,” or the “Company”), entered into an amended and restated license agreement (the “Amended License Agreement”) with LiPlasome Pharma ApS, a company organized under the laws of Denmark (“LiPlasome”), and Chosa ApS, a company organized under the laws of Denmark (“Chosa”), regarding the development and commercialization of LiPlaCis® as a cancer treatment drug. The Amended License Agreement assigned, amended and restated the original license agreement dated February 15, 2016, as subsequently amended and restated as of January 27, 2021, by and between us and LiPlasome (the “Original Agreement”). Under the Original Agreement, we were granted an exclusive license to develop and commercialize LiPlaCis® as a cancer treatment drug. Pursuant to the Exclusive License Agreement dated as of June 26, 2020 (the “2020 Sublicense Agreement”) with Smerud Medical Research International AS, a company organized under the laws of Norway (“Smerud”), we sub-licensed our exclusive rights to LiPlaCis® and 2X-111 (a Phase 2-stage cancer drug that is a targeted, liposomal formulation of chemotherapeutic doxorubicin), to Smerud. Under the Amended License Agreement, the parties agreed to replace Allarity Europe with Chosa, an affiliate of Smerud, as exclusive licensee to further advance clinical development and commercialization of LiPlaCis®.

Under the Amended License Agreement, Chosa replaced Allarity Europe as the exclusive licensee to the LiPlaCis® technology. In addition, we also granted Chosa an exclusive, royalty-free, transferable and sublicensable license for (i) our DRP® Companion Diagnostics that are specific for Cisplatin or LiPlaCis® (a liposomal formulation of Cisplatin) for the research and development of LiPlaCis® products, and (ii) the use of any and all know-how and intellectual property rights owned by us for Chosa’s use of our DRP® Companion Diagnostics that are specific for Cisplatin or LiPlaCis® (a liposomal formulation of Cisplatin) for the development and commercialization of LiPlaCis® products, as contemplated in the Amended License Agreement.

Development Milestone Payments

Pursuant to the Amended License Agreement, we are entitled to receive certain milestone payments from Chosa relating to the development and commercialization of LiPlaCis® upon the occurrence of the following events, which milestone payments are to be shared with LiPlasome: (i) upon the regulatory approval of a product in the United States, (ii) upon the regulatory approval of a product in any country in Europe, including on a centralized filing basis by the EMA, (iii) upon the first achievement on a cumulative basis of net sales of a product in the United States, and (iv) upon the first achievement on a cumulative basis of net sales of a product in any country in Europe. Each milestone payment is payable one time only, regardless of the number of times the corresponding milestone event is achieved by a product and regardless of the number of products to achieve such milestone event. If all milestones are achieved, then we would be entitled to receive up to $3.5 million in milestone payments under the Amended License Agreement (“Milestone Payments”).

As a result of the Amended License Agreement, we no longer have any rights to use or commercialize LiPlaCis® and are only entitled to receive the Milestone Payments upon the achievement of the respective milestones.

LiPlaCis Support Agreement with Smerud, Chosa and LiPlasome

On March 28, 2022, concurrent with the entry into the Amended License Agreement, we entered into the LiPlaCis Support Agreement with Allarity Europe, Smerud, Chosa and LiPlasome (the “Support Agreement”). Pursuant to the terms of the Support Agreement, we agreed (i) to pay to LiPlasome a certain percentage of the Commercialization Proceeds (as defined under the Original Agreement) we received from Smerud by way of debt cancellation relating to prior work on LiPlaCis® by Smerud, which obligation was to be satisfied by the payment of 2,273,020 Danish Kroner to LiPlasome upon execution of the Support Agreement, (ii) to equally share the milestone payments under the terms of the License Agreement, pursuant to which it was contemplated that upon the achievement of all the milestones, our pro rata share of the Milestone Payments would be up to $3.5 million, (iii) to amend and restate the Original License Agreement, and (iv) to terminate the 2020 Sublicense Agreement as contemplated by the parties pursuant to the terms of the Support Agreement.

The foregoing summary of the terms of the Amended License Agreement and the Support Agreement do not purport to be complete. Copies of the Amended License Agreement and the Support Agreement (both in redacted form subject to a confidential treatment request submitted to the Securities and Exchange Commission (the “SEC”)) will be filed as Exhibits to the Company’s Form 10-K to be filed for the fiscal year ended December 31, 2021.

Item 1.02 Termination of Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K in connection with the Amended License Agreement and the Support Agreement are incorporated herein by reference.

Notwithstanding the provisions of Section 8.1 of the 2020 Sublicense Agreement regarding the rights relating to the ownership of certain intellectual property (and the defined terms therein) which was agreed to survive without limitation, pursuant to the terms of the Support Agreement and in connection with the termination of our exclusive licensee rights to LiPlaCis® under the Amended License Agreement, on March 28, 2022, Smerud and Allarity Europe agreed to terminate the 2020 Sublicense Agreement. However, notwithstanding the termination of the 2020 Sublicense Agreement, we are currently engaged in discussions with Smerud in connection with the further development of 2X-111.

The foregoing description of the 2020 Sublicense Agreement does not purport to be complete and is qualified in its entirety by the full text of the 2020 Sublicense Agreement, a copy of which was filed as Exhibit 10.2 to our Registration Statement on Form S-4 with the SEC on August 20, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Steve R. Carchedi
Steve R. Carchedi Chief Executive Officer

Dated: April 1, 2022

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